UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 29, 2008, Plains Exploration & Production Company (“PXP”) sold

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50% of its working interests in oil and gas properties located in the Permian Basin, West Texas and New Mexico (the “Permian Assets”), to a subsidiary of Occidental Petroleum Corporation (“Oxy”), retaining 50% of its working interest in these properties. Oxy will be the operator of all the assets currently operated by PXP; and

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50% of its working interests in oil and gas properties located in the Piceance Basin in Colorado (the “Piceance Assets, and together with the Permian Assets, the “Assets”) to Oxy, retaining 50% of its working interest in these properties. PXP will remain the operator.

After closing adjustments, PXP received approximately $1.53 billion in cash. The Assets were sold pursuant to a Purchase and Sale Agreement dated as of December 14, 2007, and effective as of January 1, 2008, between subsidiaries of PXP and Oxy (the “Purchase and Sale Agreement”).

The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 is set forth below under Item 9.01.

Item 7.01 Regulation FD Disclosure

Today PXP announced that one of its subsidiaries has entered into a definitive agreement to acquire from a private company oil and gas producing properties, covering 67,929 gross acres/34,509 net acres in South Texas for $335 million. PXP intends to fund the majority of the purchase price with proceeds from the recently completed divestments through the use of a tax deferred like-kind exchange. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated by reference in this Item 7.01.

2008 Operating and Financial Guidance

PXP today increased its 2008 full year average sales volume range to 92,000 BOEPD – 96,000 BOEPD reflecting the contribution of the proposed South Texas property acquisition. The expected current tax for 2008 has been reduced to a range of $40 million to $115 million due to the tax deferred like-kind exchange. PXP will provide updated 2008 full year financial and operating guidance after the acquisition is closed.

Item 9.01 Financial Statements and Exhibits

(b)(1)	Pro forma financial information

On February 29, 2008, PXP sold the Assets to Oxy pursuant to the Purchase and Sale Agreement. The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 9.01.

(d) Exhibits

Exhibit Number	Document
99.1	Pro forma financial information.
99.2	Press release dated March 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: March 3, 2008	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

99.1	Pro forma financial information.
99.2	Press release dated March 3, 2008.